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                                                                    Exhibit d.20

                      THE PAYDEN & RYGEL INVESTMENT GROUP
                       333 South Grand Avenue, 32nd Floor
                          Los Angeles, California 90071
                                  June __, 2007

Payden & Rygel
333 South Grand Avenue, 32nd Floor
Los Angeles, CA 90071

Ladies and Gentlemen:

     As you know, we wish to retain Payden & Rygel to act as investment adviser to our four new series, Payden Wilshire 2010+ Longevity Fund, Payden Wilshire 2020+ Longevity Fund, Payden Wilshire 2030+ Longevity Fund and Payden Wilshire 2040+ Longevity Fund. Accordingly, this will confirm our agreement to amend Exhibit A to the Investment Management Agreement between us, dated as of June 24, 1992, as heretofore amended, by adding the following paragraphs:

Payden Wilshire Longevity Fund 2010+

     Annual Advisory Fees: for individually managed securities - 0.10% for passive fixed income strategies; 0.30% for active fixed income strategies; 0.60% for active U.S. equity strategies; 0.75% for active non-U.S. equity strategies; and 1.00% for alternative (e.g., real estate, commodities, long/short equity) strategies, calculated on average daily net assets in the P&R Separate Account portion of the Fund.

     Maximum All-In (Total Annual Fund Expense Level, 12b-1 Plan Fees, Shareholder Services Fees, indirect fees and expenses of investing in other mutual funds) Expenses (as a percentage of average daily net assets) - 1.40%.

Payden Wilshire Longevity Fund 2020+

     Annual Advisory Fees: for individually managed securities - 0.10% for passive fixed income strategies; 0.30% for active fixed income strategies; 0.60% for active U.S. equity strategies; 0.75% for active non-U.S. equity strategies; and 1.00% for alternative (e.g., real estate, commodities, long/short equity) strategies, calculated on average daily net assets in the P&R Separate Account portion of the Fund.

     Maximum All-In (Total Annual Fund Expense Level, 12b-1 Plan Fees, Shareholder Services Fees, indirect fees and expenses of investing in other mutual funds) Expenses (as a percentage of average daily net assets) - 1.40%.

Payden Wilshire Longevity Fund 2030+

     Annual Advisory Fees: for individually managed securities - 0.10% for passive fixed income strategies; 0.30% for active fixed income strategies; 0.60% for active U.S. equity strategies; 0.75% for active non-U.S. equity strategies; and 1.00% for alternative (e.g., real estate, commodities, long/short equity) strategies, calculated on average daily net assets in the P&R Separate Account portion of the Fund.

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     Maximum All-In (Total Annual Fund Expense Level, 12b-1 Plan Fees,
     Shareholder Services Fees, indirect fees and expenses of investing in other mutual funds) Expenses (as a percentage of average daily net assets) - 1.40%.

Payden Wilshire Longevity Fund 2040+

     Annual Advisory Fees: for individually managed securities - 0.10% for passive fixed income strategies; 0.30% for active fixed income strategies; 0.60% for active U.S. equity strategies; 0.75% for active non-U.S. equity strategies; and 1.00% for alternative (e.g., real estate, commodities, long/short equity) strategies, calculated on average daily net assets in the P&R Separate Account portion of the Fund.

     Maximum All-In (Total Annual Fund Expense Level, 12b-1 Plan Fees, Shareholder Services Fees, indirect fees and expenses of investing in other mutual funds) Expenses (as a percentage of average daily net assets) - 1.40%.

     In all other respects, the Investment Management Agreement between us, as heretofore amended, will remain unchanged. Please sign this letter below to confirm your agreement to this amendment.

                                        Very truly yours,


                                        ----------------------------------------
                                        Edward S. Garlock
                                        Secretary


AGREED:

PAYDEN & RYGEL


BY:
    ---------------------------------
    Christopher N. Orndorff
    Managing Principal